UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K


                                  CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 27, 2003


                               BLUESTAR LEASING, INC.
              (Exact name of registrant as specified in its charter)


                 Nevada	              0-33239                  88-0485488
     (State or other jurisdiction   (Commission              (IRS Employer
            of incorporation)        file number)        Identification Number)


              2800 Post Oak Blvd., Suite 5260, Houston, Texas 77056
                (Address of principal executive offices)(Zip Code)


                                   (713) 621-0577
                  (Registrant's telephone number, including area code)


              (Former name and former address, if changed since last report)




Item 2.	Acquisition or Disposition of Assets

On February 27, 2003, BlueStar Leasing, through its subsidiary Sterling FBO Holdings, completed the sale of substantially all of its airport related operations (the "FBO Operations").

The FBO Operations were sold to Trajen Flight Support, L.P., an unaffiliated third party, for a total purchase price of approximately $20.7 million, with an $800,000 escrow for contingencies, plus an "earn-out" capped at $6.0 million based on jet fuel sales from certain defined FBO Operations over the succeeding hree years as compared to certain benchmarks. The sale, consisting of substantially all of the assets and operations of the company's Sterling-Austin Aero, Austin Aero FBO, Greeley FBO, Casper Jet Center, Fort Worth Jet Center and Sterling-Forth Worth subsidiaries, was funded in two steps consisting of (1) $1.5 million being paid in cash, on the initial conveyance of assets of Sterling-Austin Aero and Austin Aero FBO on January 6, 2003, along with the delivery of a $7 million promissory note and a commitment to pay an additional $3 million upon conveyance of all of the subject FBO Operations, and (2) $19.2 million being paid in cash, subject to an $800,000 contingency escrow hold-back, including settlement of the $7 million note and the $3 million additional commitment, upon conveyance of the balance of the FBO Operations on February 27, 2003.

The assets and operations sold consist principally of real estate, facilities improvements, equipment, related assets and permits from various airport authorities to conduct fixed base flight support operations for commercial, private, military and government aircraft at airports in Austin, Texas, Greeley, Colorado, Casper, Wyoming, Fort Worth, Texas and Tucson, Arizona.

The terms of the transaction were determined through arms-length negotiations between the parties.

Item 7.     Financial Statements and Exhibits

     (a)    Financial Statements of Businesses Acquired

NA

     (b)    Pro Forma Financial Information

It is impractical to provide the required pro forma financial information at the time this report is being filed. The required pro forma financial information will be filed by amendment to this report within 60 days after the due date of this report.


     (c)    Exhibits

      Exhibit No.                    Description

         2.1 Austin Aero FBO, Ltd. Asset Purchase Agreement, dated December 31, 2002, by and between Trajen Flight Support, LP, Austin Aero FBO, Limited and Sterling-Austin Aero L.P.

         2.2 Asset Purchase Agreement, dated February 26, 2003, by and between Trajen Flight Support, LP, Sterling FBO Holdings, Inc., Greeley FBO, L.L.C., Casper Jet Center, L.L.C., Fort Worth Jet Center, Inc., and Sterling-Forth Worth JC, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BLUESTAR LEASING, INC.

Dated: March 17, 2003
                                          By:   /s/ Ron F. Bearden

                                                Ron F. Bearden
                                                President